WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.


           WARRANT TO PURCHASE SHARES OF COMMON STOCK
          (subject to adjustment hereinafter provided)

                               of

                          HADRON, INC.

This certifies that, for value received, Jon M. Stout or his registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Hadron, Inc., a New York corporation (the "Company"), such number of shares of the Common Stock, par value $0.02 per share ("Common Stock"), of the Company, that are purchasable in connection with the exercise of the Warrant, as defined in Section 3 below, upon surrender hereof at the principal office of the Company referred to below, with the Notice of Exercise attached hereto as Attachment A duly executed and simultaneous payment therefor (at the Exercise Price as set forth in Section 2 below) in lawful money of the United States or otherwise as hereinafter provided. The number and
Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include the Warrant under this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, the Warrant shall be exercisable, in whole or in part, for a period of five (5) years commencing on March 30, 2000 and ending on March 30, 2005.

     2.    Exercise  Price.   The exercise price  at  which  this
Warrant may be exercised shall be seventy-two cents ($0.72)   per
share of Common Stock. (the "Exercise Price").

     3.   Number of Shares; Exercise of Warrant.

          3.1 Exercise and Number of Shares. Subject to the provisions of this Agreement, the Holder of this Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder), in the aggregate, up to 235,161 shares of the Company's Common Stock. This Warrant may be exercised in whole or in part in as many exercises as Holder may elect. The Exercise Price shall be payable by check for good and sufficient United States funds.

          3.2 Cashless Exercise. Subject to the other provisions of this Agreement, in lieu of any cash payment required upon exercise of the Warrant, the Holder may elect to exercise this Warrant in full or in part by surrendering this Warrant in the manner specified in Section 3.1 hereof in exchange for the number of shares of Common Stock equal to the product of
(i) the number of shares of Common Stock as to which the Warrant is being exercised multiplied by (ii) a fraction, (y) the numerator of which is the Fair Market Value of a share of Common Stock on the date of exercise less the Exercise Price, and (z) the denominator of which is the Fair Market Value of a share of Common Stock on such date of exercise. Fair Market Value shall be equal to the average of the last sale price of Common Stock on each of the ten trading days prior to the exercise date of this Warrant on the principal exchange of which the Common Stock may at the time be listed; or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange on such trading day; or, if there is no such bid and asked price occurred; or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ (including its bulletin board) at the end of each of the ten trading days prior to the date of exercise of this Warrant in the over-the counter market; provided that if one class of the Common Stock is listed or reported as described in this sentence but the class of Common Stock with respect to which Fair Market Value is being measured is not so listed or reported, then the Fair Market Value per share with respect to such unlisted and unreported class shall be identical to such listed or reported class.

          3.3 Delivery. The Warrant shall be exercisable by (i) delivering to the Company the form of notice of exercise attached hereto as Exhibit A duly completed and signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof, and (ii) depositing with the Company the original of this Warrant, paying the aggregate Exercise Price for the number of shares of Common Stock in respect of which the Warrant is being exercised. Upon each partial exercise of the Warrant, a new Warrant evidencing the balance of the shares of Common Stock issuable hereunder will be issued to the Holder, as soon as reasonably practicable, on the same terms as the Warrant partially exercised. All payments due upon any exercise of this Warrant shall be made in cash or by check or by making a Cashless Exercise.

          3.4 Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, however, that in the event that the transfer books of the Company are closed on the date of exercise, the Holder shall be deemed to have become a stockholder of record on the next succeeding day that the transfer books are open and until such date, the Company shall be under no duty to cause to be delivered any certificate for such shares. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     4. Payment of Taxes and Expenses. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of this Warrant and the Warrant Stock, unless any such tax or charge is imposed by law upon the Holder or upon the income or gain of Holder in connection with this Warrant, in which case such tax or charge shall be paid by the
Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     7.   Adjustments.

          (a) Adjustment. The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price at which such shares may be purchased shall be subject to adjustment from time to time as set forth in this Section 7.

          (b)   Stock  Dividends, Subdivisions and  Combinations.
If at any time the Company shall:

               (i) pay or make a dividend on Common Stock payable in additional shares of Common Stock;

               (ii)  subdivide its outstanding shares  of  Common
Stock into a larger number of shares of Common Stock; or

               (iii)     combine its outstanding shares of Common
Stock into a smaller number of shares of Common Stock;

then (A) the number of shares of Common Stock for which this Warrant is exercisable immediately after the happening of such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock immediately prior to the happening of such event would own or be entitled to receive after the happening of such event, and (B) the Exercise Price shall be adjusted to equal (1) the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares for which this Warrant is exercisable immediately after such adjustment.

          (c) Dividends and Distributions. If the Company shall distribute to all holders of its outstanding shares of Common Stock evidence of indebtedness of the Company, cash (including cash dividends payable out of consolidated earnings or earned surplus) or assets or securities other than additional shares of Common Stock, including stock of a subsidiary but excluding dividends or distributions referred to in Section 7(b) above (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the number of shares of Common Stock issuable after such record date to Holder upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the fair market value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the fair market value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board) of the evidences of its indebtedness, cash or assets or other distributions so distributed attributable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. Any adjustment required by this Section 7(c) shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (d) Reorganization, Reclassification, Consolidation or Merger. If the Company shall (i) effect any reorganization or reclassification of its capital stock or (ii) consolidate or merge with or into, or transfer all or substantially all of its properties and assets to, any other person, in either case in a transaction in connection with which a Holder has not exercised this Warrant, then, upon any exercise of this Warrant subsequent to the consummation thereof, such Holder shall be entitled to receive, in lieu of the Common Stock issuable upon exercise immediately prior to such consummation, the highest amount of stock, other securities or property (including cash) to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments thereafter as provided in this
Section  7.   In  the case of a consolidation,  merger,  sale  or
transfer which includes an election as to the kind of consideration to be received by the holders, and the transfer is not the same for each share of Common Stock, then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the kind and amount so receivable per share by a plurality of the holders.

     (e) All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     8. No Rights of Stockholders. Subject to this Warrant, the Holder shall not be entitled to vote, to receive dividends or subscription rights, or to be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

     9.   Transfer of Warrant.

          9.1 Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          9.2 Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment attached hereto and subject to the provisions of this Warrant and with the limitations on assignments and transfers as contained in this Section 9, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     10.  Reservation and Authorization of Common Stock.

           (a) The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant the maximum number of its authorized but unissued shares of Common Stock as could then potentially be required to permit the exercise in full of this and all outstanding Warrants. All shares of Common Stock issuable upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant shall be duly and validly issued and fully paid and nonassesable, and not subject to or privileged with any preemptive rights.

           (b) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

     10. Notices. Any notice, request, consent or other communication required to be made hereunder shall be deemed to have been made: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; and (c) in the case of facsimile transmission, when confirmed by facsimile machine report to the parties at the following addresses:

          If to Holder:

               Jon M. Stout
               10 Maiden Bower Court
               Potomac, Maryland 20854
               Fax: 301/947-0544

          If to Company:

               5904 Richmond Highway
               Suite 300
               Alexandria, Virginia  22303
               Fax: 703/329-9409

     11. Legend. Neither this Warrant nor the shares of common stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Neither this Warrant nor the shares of common stock issued upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of
(i) an effective registration statement for this Warrant or the shares, as the case may be, under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a certificate or certificates evidencing all or any of the shares of common stock issued upon exercise of this Warrant prior to said registration and qualification of such shares to bear the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, [OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS].


     (c) Termination of Restrictions. The legend requirements of Section 11 shall terminate when either (i) the security in question shall have been effectively registered under the
Securities Act and disposed of pursuant thereto or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

     12. Investment Covenant. The Holder by his or her acceptance hereof covenants that this Warrant is and any common stock issued hereunder will be acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulation.


     13. Amendments. The terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and the Holder.

     14. Certificate. Upon request by the Holder of this Warrant, the Company shall promptly deliver to such holder a certificate executed by its President or Chief Financial Officer setting forth the total number of outstanding shares of capital stock, convertible debt instruments and options, rights, warrants or other agreements relating to the purchase of such capital stock or convertible debt instruments, together with its calculation of the number of shares remaining available for issuance upon exercise of this Warrant, and a certificate of the accuracy of the statements set forth therein.

     15 Successors and Assigns. This Warrant and the rights and duties of the Holder set forth herein may be assigned, in whole or in part, by the Holder. The obligations of the Company evidenced by this Warrant shall be binding upon its successors, but neither this Warrant nor any of the rights or duties of the Company set forth herein shall be assigned by the Company, in whole or in part, without having first received the written consent of the Holder.

     16. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf and under its corporate seal as of the date first above written by one of its duly authorized officers and its execution hereof to be attested by another of its duly authorized officers.

Date:     March 30, 2000           HADRON, INC.


                                       /S/ C.W. GILLULY
                                   By:  --------------------------
                                   C.W. Gilluly
                                   Chief Executive Officer






Attested:

/S/ S. AMBER GORDON
________________________
Secretary

                          ATTACHMENT A

                       NOTICE OF EXERCISE

To:  HADRON, INC. (the "Company")

      The undersigned hereby irrevocably elects to exercise the right of purchase thereunder, ____________ shares of Common Stock of the Company, as provided for therein, and tenders herewith payment of the purchase price in full in the form of wire transfer, cash or a check in the aggregate amount of $___________. If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

      Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

               Name:______________________________
               By:________________________________
               Signature:___________________________


                           ASSIGNMENT

          (To be executed only upon assignment of Warrant)

       For  value  received,  __________________________,  hereby sells, assigns and transfers unto ________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant on the books of the within-named Company, with full power of substitution of the premises.


Dated: ___________________, 20___



____________________________________

By:   _____________________________